EXHIBIT  A-2

T. ROWE PRICE FUNDS

REPORT OF SECURITIES PURCHASED
FROM MEMBERS OF UNDERWRITING SYNDICATES
AFFILIATED WITH ROBERT FLEMING

        As required by the Written Procedures
adopted by
the Board of Directors of the Fund regarding the purchase of securities from members of underwriting syndicates which include affiliates of Robert Fleming, ("Affiliated Underwriting"), the following
Report for
the 3 months ending September 2000 is being submitted to the Board for its review and determination as to whether such reported transactions have been effected in compliance with Section 10(f) of the Investment Company
Act
of 1940,
as amended, ("Act"), Rule 10f-3 and the said
Written Procedures.

I.      Ratio of Business with Affiliated
Underwriting    Principal
Syndicates to the Fund's Total Underwritings
        Business        Ratio

Affiliated Underwriting Syndicates      IDF
1,697,776.08    32%
GSF 329,760.35  100%
Fund's total underwritings      IDF 5,271,680.71
        100%
GSF 329,760.35  100%
II.Ratio of Commissions Paid to Affiliated
Underwriting Syndicates to Total Commissions
        Commission
Paid on All Underwriting             Paid
        Ratio

Affiliated Underwriting Syndicates      IDF
50,933.28       15%
GSF 9,892.82    100%

Fund's total underwritings      IDF 347,594.70
        100%
GSF 9,892.82    100%


III.    List of Underwritings with members of
Affiliated Syndicates
Fund Purchase

Fund Purchase
Trade   Principal       Commission
        as Percent of   As Percent of
Issuer  Date      Amount
   Paid         Fund Assets     Total Offering

ARC International       21/09/00        572,000 (IDF)
        $50,933 0.168
        0.07%
                111,100 (GSF)
        $9,892  0.306
        0.01%


        The undersigned, on behalf of Rowe Price-
Fleming
International, Inc. does hereby certify that
the
transactions
 contained in this Report were effected in
compliance with
the Written Procedures and were otherwise in
full compliance
 with Section 10(f) of the Act and Rule 10f-3.
TOWE PRICE-FLEMING INTERNATIONAL, INC.
By:_______________________________________

Title:_______________________________________
Dated: _____________________, 20____
LGL6049/StmtPoly.Int